SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2011

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway, Suite 200, Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders
Dover Corporation (the “Company”) held its Annual Meeting of Shareholders on May 5, 2011 at which meeting the shareholders (1) elected twelve directors, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011, (3) voted on the advisory resolution on executive compensation (the “say-on-pay” vote) and (4) voted on the advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation.
The breakdown of the shareholder votes on these matters is listed below:
1. Election of Directors:

Director	For	Against	Abstain/Withhold	Broker Non-Vote
David H. Benson	149,229,849	1,091,045	78,269	10,707,369
Robert W. Cremin	145,673,327	4,644,738	81,098	10,707,369
Jean-Pierre M. Ergas	144,796,457	5,543,322	59,384	10,707,369
Peter T. Francis	145,528,174	4,807,702	63,287	10,707,369
Kristiane C. Graham	144,924,871	5,387,877	86,415	10,707,369
Robert A. Livingston	149,660,343	683,006	55,814	10,707,369
Richard K. Lochridge	144,746,672	5,597,136	55,355	10,707,369
Bernard G. Rethore	149,894,856	439,922	64,385	10,707,369
Michael B. Stubbs	149,379,279	961,676	58,208	10,707,369
Stephen M. Todd	150,116,051	218,299	64,813	10,707,369
Stephen K. Wagner	150,098,450	234,423	66,290	10,707,369
Mary A. Winston	149,462,447	872,694	64,022	10,707,369
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011.

For	Against	Abstain	Broker Non-Vote

159,277,459	1,718,027	11,046	0
3. Advisory resolution on executive compensation (the “say-on-pay” vote).

For	Against	Abstain	Broker Non-Vote

141,737,655	8,239,732	421,776	10,707,369
4. Advisory resolution on the frequency of future advisory say-on-pay votes on executive compensation.

Every Year	Every Two Years	Every Three Years	Abstain	Broker Non-Vote

134,237,968	1,242,576	14,763,304	155,315	10,707,369
Following the Board’s recommendation of an annual say-on-pay vote, the shareholders voted in favor of that frequency. The Board currently intends to hold annual votes on say-on-pay until the next shareholder frequency advisory vote.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2011	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt, Vice President,
General Counsel & Secretary